                                                                 EXHIBIT 4.2.1



                                            Georgia-Carolina Bancshares, Inc.
                                            P.O. Box 1560
                                            Thomson, Georgia   30326




                                 October __, 1998



The Bankers Bank
2410 Paces Ferry Road
600 Paces Summit
Atlanta, Georgia  30339-4098
Attention:  William R. Burkett

Gentlemen:

         (1) This letter will serve as an amendment to that certain letter agreement (the "Escrow Agreement"), dated January 22, 1998, by and between Georgia-Carolina Bancshares, Inc., a Georgia corporation (the "Company") and you, whereby the Company appointed you as Escrow Agent in connection with a "best efforts" offering of a minimum of 518,519 shares and a maximum of 740,741 shares of the Company's $.001 par value per share Common Stock. Capitalized terms used herein and not otherwise defined shall have the meanings given therefor in the Escrow Agreement.

         (2) The Company and Interstate/Johnson Lane Corporation ("IJL") contemplate entering into an agreement (the "Underwriting Agreement") whereby IJL will underwrite, on both a firm commitment and standby firm commitment basis, an aggregate of 740,000 shares of the Common Stock. In order to conform the terms of the Escrow Agreement to the terms of the Underwriting Agreement, the parties hereto agree that the Escrow Agreement is amended as follows:

                  A. Paragraph 3 shall be deleted in its entirety and the following substituted in lieu thereof:

                           "(3)     On February 19, 1998, the Company's
Registration Statement on Form SB-2 (File No. 333-41547), registering the 740,741 shares of Common Stock in connection with the best efforts offering undertaken by certain directors and officers of the Company (the "Best Efforts Offering") was declared effective by the Securities and Exchange Commission. The Best Efforts Offering commenced on February 19, 1998 and, as of August 18, 1998, had resulted in the receipt of subscription funds ("Subscription Funds") for 310,000 shares of Common Stock from approximately 265 subscribers (the "Initial Subscribers"). As of August 18, 1998, all Subscription Funds had been deposited by you into an escrow account (the "Escrow Account").

                           (4)      Although, by its terms, the Best Efforts
Offering could be extended without modification through February 14, 1999, the Company has elected, prior to that date, to restructure the plan of distribution of the Best Efforts Offering and to engage Interstate/Johnson Lane Corporation ("IJL") to (i) underwrite, on a firm commitment basis, 430,000 of the shares registered under the Company's Registration Statement (File No. 333-41547) and
(ii) underwrite, on a standby firm commitment basis, any of the 310,000 shares which are withdrawn by the Initial Subscribers as contemplated by Paragraph 5 below (the "IJL Offering").



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The Bankers Bank
October __, 1998
Page 2



                           (5)      Because of the possible change in the
Company's plan of distribution, the Company will be, subject to the successful completion of the IJL Offering, extending to each Initial Subscriber the right to withdraw his subscription and have his Subscription Funds returned without interest or net profits earned thereon. In order to effect a withdrawal of his Subscription Funds, each Initial Subscriber must complete a Withdrawal Notice and return it to the Company by October 15, 1998. In the event the IJL Offering is successfully completed, the Company shall promptly provide you with written notice of such completion and a copy of each Withdrawal Notice received by the Company. Upon receipt of the Company's written notice and the Withdrawal Notice(s), you shall return the Initial Subscriber's Subscription Funds, without interest or net profits earned thereon, to the Initial Subscriber. A copy of the Withdrawal Notice is attached hereto as Exhibit A.

                           (6)      If a Withdrawal Notice is not received by
the Company by October 15, 1998, the Initial Subscriber's Subscription Funds will remain on deposit with you until the closing of the IJL Offering with IJL. At that time, all Subscription Funds held by you, including any interest earned thereon, will be disbursed by you to the Company.

                  B. Paragraphs 5 through 8 shall be deleted in their entirety.

                  C. Paragraph 4 shall be renumbered as Paragraph 8.

                  D. Paragraph 9 shall be amended such that all references to "Paragraph 8" contained therein (regarding return of Subscription Funds) shall mean Paragraphs 5 or 7, as applicable.

                  E. Paragraph 10 shall be deleted in its entirety and the following substituted in lieu thereof:

                     "(10)    Your obligations as Escrow Agent hereunder shall
terminate upon your transferring all funds you hold hereunder pursuant to the terms of Paragraphs 5, 6 or 7 herein, as applicable."

                  F. Paragraph 11 shall be deleted in its entirety.

                  G. Paragraphs 12 through 26 shall be renumbered as Paragraphs 10 through 24, respectively.

                  H. Paragraph 15 (formerly Paragraph 16) shall be further amended such that all references to "Paragraphs 15 and 17" contained therein (regarding reimbursement of expenses, indemnity and fees) shall mean Paragraphs 14 and 16, respectively.

         (3) In addition, the parties hereto agree that the Fee Schedule attached to the Escrow Agreement is amended as follows:

                  A. The first sentence shall be amended such that the reference to Paragraph 17 of the Escrow Agreement contained therein shall mean Paragraph 16 of the Escrow Agreement, as amended.

                  B. The last sentence shall be amended such that the reference to Section 7 of the Escrow Agreement contained therein shall mean Paragraph 6 of the Escrow Agreement, as amended.

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The Bankers Bank
October __, 1998
Page 3



         Please indicate your acceptance of these amendments to the Escrow Agreement and Fee Schedule by executing a copy of this letter and returning it to the undersigned.

                        Very truly yours,

                        GEORGIA-CAROLINA BANCSHARES, INC.



                        By:
                            -------------------------------------------------
                            J. Harold Ward, Jr.
                            Senior Vice President and Chief Financial Officer



Attest:



------------------------

   (CORPORATE SEAL)


                        ACCEPTED AND AGREED:

                        THE BANKERS BANK


                        By:
                            -------------------------------------------------
                        William R. Burkett
                        Senior Vice President

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                                                                       EXHIBIT A

                            NOTICE OF WITHDRAWAL


Instructions:   If the IJL firm commitment underwriting (the "IJL Offering") is successfully completed and you do NOT wish to continue your subscription to purchase shares of Common Stock in the Company, please sign your name in the space below and return this page to us by October 15, 1998.

        Unless we receive this page from you by OCTOBER 15, 1998, you will be deemed to have decided to continue your subscription to purchase shares of Common Stock in the Company. In that event, your subscription funds will remain on deposit with the Escrow Agent until such time as they are paid to the Company. If the IJL Offering is not successfully completed, the Company expects to continue its best efforts offering, and your subscription funds, regardless of whether or not you now choose to withdraw your subscription, will remain on deposit with the Escrow Agent.

        For your convenience, you may mail this page to us in the enclosed, self-addressed, postage paid envelope.

        The undersigned has received and read the Company's Preliminary Prospectus, dated October 2, 1998. If the IJL Offering underwriting is successfully completed, the undersigned has decided not to continue his investment in the Company.


                                        ------------------------------------

                                                     (Signature)

                                        Print Name:
                                                   -------------------------
                                        Date:
                                             -------------------------------